Filed Pursuant to Rule 424(i)
Registration Nos. 333-257260
333-257260-01
PROSPECTUS SUPPLEMENT PURSUANT TO RULE 424(i)
FOR FISCAL YEAR ENDING December 31, 2023
(to Prospectus dated August 25, 2023)
Invesco DB Multi-Sector Commodity Trust
Invesco DB Energy Fund
(the “Fund”)
This prospectus supplement filed pursuant to Rule 424(i) of the Securities Act of 1933, as amended (the “Securities Act”), sets forth the registration fee due under Rule 456(d) of the Securities Act for the fiscal year ended December 31, 2023. The calculation of the registration fee is included in an exhibit hereto.